                                                                     EXHIBIT 5.1

                                PERKINS COIE LLP
          1201 THIRD AVENUE, 40TH FLOOR, SEATTLE, WASHINGTON 98101-3099
               TELEPHONE: (206) 583-8888 FACSIMILE: (206) 583-8500



                                 March 25, 1998



Frontier Financial Corporation
332 S.W. Everett Mall Way
P.O. Box 2215
Everett, WA  98203

         Re: Registration Statement on Form S-8 of Shares of Common Stock, No
             Par Value Per Share, of Frontier Financial Corporation

Ladies and Gentlemen:

         We have acted as counsel to you in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), which you are filing with the Securities and Exchange Commission with respect to 526,183 shares of Common Stock, no par value per share (the "Shares"), which may be issued pursuant to the Frontier Financial Corporation Incentive Stock Option Plan (the "Plan"). We have examined the Registration Statement and such documents and records of the Company and other documents as we have deemed necessary for the purpose of this opinion. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with originals of all instruments presented to us as copies and the genuineness of all signatures.

        Based upon and subject to the foregoing, we are of the opinion that upon
(a) the action of the shareholders of Frontier Financial Corporation approving an increase in the number of shares that may be issued under the Plan and (b) the due execution by the Company and the registration by its registrar of such Shares, issuance thereof by the Company in accordance with the terms of the Plan, and the receipt of consideration therefor in accordance with the terms of the Plan, such Shares will be duly authorized, validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                                     Very truly yours,


                                                     PERKINS COIE LLP